Registration No.: 333-138251

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM S-1/A
                              (Amendment No. 4)
                      (Previously Filed on Form SB-2)

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

                             CASINO PLAYERS, INC.
            (Exact name of registrant as specified in its charter)

                                    Nevada
        (State or other jurisdiction of incorporation or organization)

                                     7990
           (Primary Standard Industrial Classification Code Number)

                                  54-2156042
                    (I.R.S. Employer Identification Number)

                      2400 N Commerce Parkway, Suite 105
                             Weston, Florida 33326
                                (954) 684-8288
             (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                    INCORP
                             3155 E. Patrick Lane
                            Las Vegas, Nevada 89120
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:
                             The Sourlis Law Firm
                           Virginia K. Sourlis, Esq.
                                 The Galleria
                                2 Bridge Avenue
                          Red Bank, New Jersey 07701
                              www.SourlisLaw.com
                           Telephone: (732) 530-9007
                           Facsimile: (732) 530-9008

                      As soon as practicable after this
                 Registration Statement is declared effective.
       (Approximate date of commencement of proposed sale to the public)

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer         [ ]

Non-accelerated filer	[ ]	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class	Shares To Be		Proposed		Proposed		Amount of
of Securities To Be	Registered		Maximum			Maximum			Registration
Registered -					Offering Price		Aggregate		Fee (3)
Common Stock					Per Unit		Offering Price

Shares offered by
company (1)		12,000,000		$0.25			$3,000,000		$300.00

Shares offered by
Selling Stockholders(2)	6,000,000		$0.25			$1,500,000		$200.00

  Total			18,000,000		$0.25			$4,500,000		$500.00 (4)

                 ________________________________________

(1) These are newly issued shares which we will offer for sale pursuant to this registration statement at $0.25 per share.

(2) These are outstanding shares of common stock which may be offered for sale by Selling Stockholders pursuant to this registration statement at $0.25 per share for the duration of this offering or until the shares become quoted on a securities market such as the Over-the-Counter Bulletin Board or securities exchange and thereafter at prevailing market prices or privately negotiated prices.

(3) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on our per share book value as of September 30, 2008. No market currently exists for the shares.

(4)  Fee already paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                   ________________________________________

The information in this prospectus is not complete and may be changed. We and our Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 9, 2009

The information in this prospectus is not complete and may be changed. The Company and the Selling Stockholders named herein may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  PROSPECTUS

                       18,000,000 SHARES OF COMMON STOCK

                             CASINO PLAYERS, INC.

                                $0.25 per Share

Casino Players, Inc. is offering for sale a total of up to 12,000,000 shares of its common stock on a "self-underwritten," best efforts basis. In addition, the Selling Stockholders named in this prospectus are offering for sale from time to time an aggregate of up to 6,000,000 shares of our common stock. The shares will be offered at a price of $0.25 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. See "Use of Proceeds" and "Plan of Distribution."

None of the Selling Shareholders are acting as underwriters in connection with the registered shares. The shares being offered for resale represent approximately 64.5% of the Company's issued and outstanding shares of common stock held by non-affiliates.

If we sell all of the 12,000,000 shares offered by the company, we will receive $3,000,000 in gross proceeds. Casino Players expects the net proceeds from the sale of fifty percent of the shares will sustain its operations for a period of twelve months. We intend to use the remaining fifty percent of the proceeds market the Company's website and travel related products via online, email pop-ups and banner ads, direct mail and print advertising and strategic acquisitions. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders.

In the event the company is not successful in selling any shares in this offering, the company's chief executive officer has agreed to continue to fund the company's operations until any such funding can be raised.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

The Selling Stockholders and any broker-dealer executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, as amended. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, to the extent permissible by law.

As there is no market for our common stock, the shares being offered for resale by the Selling Stockholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market, such as the Over the Counter Bulletin Board or securities exchange. Sales of a substantial number of shares of our common stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
INVESTMENT.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

         The date of this preliminary prospectus is April ____, 2009.

                                  PROSPECTUS

                             CASINO PLAYERS, INC.

                        18,000,000 SHARES COMMON STOCK

                                $0.25 per Share

                               Table of Contents

 									 Page

SUMMARY.....................................................................4

RISK FACTORS................................................................9

DESCRIPTION OF BUSINESS....................................................14

DESCRIPTION OF PROPERTIES..................................................19

LEGAL PROCEEDINGS..........................................................20

USE OF PROCEEDS............................................................20

DETERMINATION OF OFFERING PRICE............................................22

DILUTION...................................................................22

DIVIDENDS..................................................................23

SELLING STOCKHOLDERS.......................................................23

SELLING STOCKHOLDER TABLE..................................................24

PLAN OF DISTRIBUTION.......................................................25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............29

EXECUTIVE COMPENSATION.....................................................32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............33

DESCRIPTION OF SECURITIES..................................................34

INTEREST OF NAMED EXPERTS AND COUNSEL......................................36

EXPERTS....................................................................37

DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES................................................................37

ORGANIZATION WITHIN LAST FIVE YEARS........................................37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATION& PLAN OF OPERATIONS...........................................38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................46

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE.....48

WHERE YOU CAN FIND MORE INFORMATION........................................48

FINANCIAL INFORMATION.....................................................F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock. In this prospectus, unless otherwise indicated, "we," "us," "our," "CPI" and "the Company" refer to Casino Players, Inc.

Who We Are:

Casino Players, Inc. (the "Company" or, "CPI") was incorporated on July 19, 2005 in the state of Nevada. We are a casino representative company (Casino
Rep) that conducts business under the trade name and service mark "Casino Rated Players." We offer free casino resort rooms to qualified gamblers. Our business plan is to acquire Casino Rep Companies and market their database of gamblers to travel to gaming destinations that Casino Rated Players and the acquired company are licensed as Casino Rep Companies.

We have one subsidiary, Casino Rated Players, Inc. ("CRP"). Our website is www.CasinoRatedPlayers.com. The contents of our website are not incorporated by reference herein.

CRP is a casino representation company licensed to do business with over 25 casino resorts in North America and the Caribbean. We do business with 26 casinos operating in North America and the Caribbean Aruba, the Bahamas and Puerto Rico. We also do business with two cruise lines.

License

A casino representation company ("Rep Company" or "Casino Rep Company") is a company that markets casino resorts to low and high rollers (gamblers) receiving a commission based on the player's loss or total wagers during the player's stay at the Casino.

We are an extension of the casino's marketing department. The Casino Rep Company needs two licenses to qualify as a legitimate company, a gaming license from each state and a casino license, which is granted after a background check by each casino with which the licensee wishes to do business.

Our management has been in the Casino Industry for over 30 years and has been delivering Gamblers primarily to Casinos in Atlantic City and Las Vegas. The marketplace has changed over the years with the Casinos expanding into many states throughout the USA; offering gaming 24 hours a day, every day of the week.

We believe that Casino Reps' marketing strategy needs to change in order for Casino Reps to be successful. Traditionally, CRP's serviced gamblers in their respective cities. Today, they need to reach out to new markets to survive. Today's gambler still plays table games, but more and more are switching to slot machines, and casinos are adding slot machines and reducing table games to accommodate the gamblers' interest.

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
CRP's business strategy is to utilize the Internet to communicate with gamblers, make them aware of our services to provide free rooms and amenities at casinos in North America and the Caribbean. We need to generate thousands of gamblers monthly in order to send large numbers to the 26 casinos with which we are licensed.

The Company has not had advertising funds to market its services. The Company's 2008 revenues were $4,200 compared to $81,431, and the 2008 net losses were $34,849 compared to net losses of $143,026 in 2007. We anticipate revenues increasing after marketing dollars are available to promote the companies services; even though revenues over the past 18 months have been insignificant and the trend has been decreasing.

Revenues generated from the Poker Cruise totaled $5,600 from 10 Players for the week; each player played 2-3 games a day with a $230 Buy-In that produced $30, per Player, revenue to the Company. The balance of the Buy-In money was returned as winnings to the mini - tournament winners.

The Company's goal is to add another revenue stream from cruise passengers that desire to play poker instead of casino slots or table games. The Company operated one seven night cruise mini poker tournament (the "Poker Cruise") before the ship moved from the Caribbean to the Mediterranean. The poker tournament was to be available to all passengers; however the cruise line changed its decision when we boarded the ship and only let the Company's ten poker passengers play, denying that opportunity to the other 1,800 passengers. The financial results were disappointing because we had 12 staff on board and were limited to only those cruise players we had brought. The Company generated $5,600 in income to cover wages, cabins, and related expenses for the week and netted $1,400. The Company is in discussions with another cruise line to lease public space and offer mini-tournaments to all cruise passengers. The Company had not any additional Poker Cruises.

Our casino player is identified when he advises the Casino Dealer/Manager that he is a Casino Rated Player and shows a Player ID Card; the Casino Manager then writes down the start of playing time and watches to determine average bet and hours played. The tracking procedure is left up to the Casino and the Casino Rep Company has to rely on gaming info provided by the Casino management.

History:

We have been in business since 2004, operating in Ft. Lauderdale, Florida and Detroit, Michigan. Our President, Joseph Fahoome, has over 25 years experience in owning and operating a Casino Rep Company in Detroit, moving to Ft. Lauderdale in 2004 to operate Casino Rated Players. Joseph

Website:

Through our website, www.CasinoRatedPlayers.com, we offer gamblers a choice of casinos to travel to we are able to communicate with the gambler via Email. The customer can request their 1st and 2nd Casino choices, the dates of travel; and we will send them an Email reply in less than 24 hours; and will follow up with a personal phone call. The contents of our website are not incorporated by reference herein.

Website Registration:

Applicants complete a reservation form on our website and indicate his dates of travel and first and second place priority casinos. The Company returns a confirmation for to the applicant to receive a casino rate for his room with the betting requirements for the casino of his choice.

Average bets and time played will vary at each Casino, 5 Star Casinos require higher bets then 3 and 4 star Casino Resorts. All comps are based on Casino approval.

Applicants are charged a one-time $30 per room administrative fee.

Going Concern

In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern. At December 31, 2008, the Company had $262 cash and cash equivalents on hand and a net loss of $34,849. We will depend on generating sufficient proceeds from this offering to fund our operations. The 12,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

Offices:

Our offices are located at 2400 North Commerce Parkway, Suite 205, Weston, Florida 33326 (10 miles west of Ft. Lauderdale). Our telephone number is
(954) 684-8288.

Selected Financial Data

              The following financial information summarizes the more complete historical financial information included at the end of this prospectus.

				As of			As of
				December 31, 2008	December 31, 2007
				Casino Players, Inc.	Casino Players, Inc.
				(Audited)		(Audited)

Balance Sheet

Total Assets			$6,907			$12,649
Total Liabilities		$454,4802		$428,196
Stockholders' Equity (Deficit)	$(447,896)		$(415,547)



				12  Months ending	12 Months ending
				December 31, 2008	December 31, 2007
				Casino Players, Inc.	Casino Players, Inc.
				(Audited)		(Audited)

Income Statement

Revenues			$4,200			$81,431
Cost of Sales			$0			$65,271
Total Expenses			$39,049			$159,156
Net Loss			$(34,849)		$(143,026)

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
                                 The Offering

The Issuer:	Casino Players, Inc., a Nevada corporation

Securities Being Offered:	Up to 18,000,000 shares of common stock (the
"Shares") from time to time on a delayed or continuous basis, 12,000,000 of which are being offered by the Company and 6,000,000 by the Selling Stockholders named in this prospectus. None of the Selling Stockholders are affiliates of the Company. The shares of common stock offered by the Selling Stockholders represent 64.5% of the issued and outstanding common stock held by non-affiliates of the Company.

Selling Stockholders:	The Selling Stockholders named in this prospectus are
existing stockholders of our Company who received shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act promulgated thereunder.

Offering Price:	The offering price of the common stock is $0.25 per share.
We have arbitrarily established the offering price of the shares. The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions.

Minimum Number of Shares to Be Sold:	None

Common Stock Outstanding Before And After Offering:
As of the date of this prospectus, there are 29,350,000 shares of our common stock are issued and outstanding. Assuming the sale of the 12,000,000 shares of common stock being offered by the Company in this prospectus, there will be 41,350,000 shares of common stock issued and outstanding.

Use of Proceeds:	If we sell all of the 12,000,000 shares offered by the
company, we will receive $3,000,000 in gross proceeds. Casino Players expects the net proceeds from the sale of fifty percent of the shares will sustain its operations for a period of twelve months. We intend to use the remaining fifty percent of the proceeds market the Company's website and travel related products via online, email pop-ups and banner ads, direct mail and print advertising and strategic acquisitions. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders. We will pay all expenses in connection with the registration of the common stock.

Risk Factors:	See "Risk Factors" and the other information in this
prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                 RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

Going Concern:

In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern. At December 31, 2008, the Company had $263 cash and cash equivalents on hand and a net loss of $34,849. We will depend on generating sufficient proceeds from this offering to fund our operations. The 12,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any. The going concern opinion of the auditors might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and your ability to sell your shares of the Company's common stock. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

You may never realize a return on your investment.

THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the Company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

Current conditions in the global markets and general economic pressures may adversely affect consumer spending and our business and results of operations.

Our performance depends on the impact of economic conditions on levels of consumer spending. Recently, the gaming industry has experienced decreasing revenues and several casinos have filed for bankruptcy protection under Chapter 11 of the bankruptcy laws. As a result of the credit market crisis, coupled with declining consumer and business confidence, recession worries, and other challenges currently affecting the global economy, consumers are continuing to curb discretionary spending, which is having an effect on our business. An extended duration or deterioration in current economic conditions could have a further material adverse impact on our financial condition and results of operations.

Our limited operating history will make it difficult to evaluate an investment in our common stock.

Casino Players, Inc. commenced operations in July 2005, which may make it difficult for you to evaluate our business and prospects based on prior performance.

We have limited revenues, and our business model requires us to secure working capital for marketing expenses. If our model fails, then we will fail as a company.

While we did purchase assets of our predecessor, Casino Rated Players, Inc., that business had been dormant from March 2005 to December 2005 because of lack of working capital to market the services; therefore, when we purchased these assets, we had to recommence the business and to attempt to raise necessary working capital to market our services. Unless we raise sufficient funds in this offering, we won't be able to succeed in our business model.

The offering price of the Shares has been arbitrarily determined.

There has been no prior market for our common stock or other securities. We have determined the offering price of the Shares arbitrarily, and this price does not necessarily bear any relationship to our assets, net worth, results of operations, or any established criteria of value. The offering price should not be considered an indication of the actual value of the Shares.

We may have challenges managing our growth.

We can't assure you that our systems, procedures and controls will be adequate to support our operations as they expand. Presently, Mr. William Forhan and Mr. Joseph Fahoome are the entire management team. If we succeed in raising capital, and if our managers effectively utilize that capital and we grow quickly, such future growth could impose significant added responsibilities on them, including the need to identify, recruit and integrate new senior level managers and executives. We can't assure you that such additional management will be identified and retained by us. If we are unable to manage our growth efficiently and effectively or are unable to attract and retain additional qualified management, then there could be a material adverse effect on our financial condition and results of operations.

We face very strong competition from Casino Representatives (Casino Reps).

Certain of our Casino Rep competitors are much larger and well established and have significant financing in place for growth. There are over 800 similar Casino Reps in the marketplace. They may have lower overhead cost structures and may, therefore, be able to provide their products at lower prices than we can. We have elected to focus our marketing efforts on a niche of smaller-stakes players (and their families) that do not have the financial clout to request free or heavily discounted rooms at many casino destinations. Therefore, we can give no assurance that we will ever be able to secure long-term and profitable customer accounts.

We also face very strong competition from casinos.

Casinos are our strongest competition and spend millions of dollars to advertise their loyalty programs to past casino players. In addition, they send direct mailing invitations to our past guests and offer them free rooms and amenities, which exceed our services. Casinos also have hosts on site to take care of players and have the ability to offer more complimentary services then we can offer, which sways the player to go directly to the casino host for their next trip, versus using us.

Player referrals to casinos are currently our only revenue stream.

CRP derives revenues from casino referrals that are paid on the players betting volume and or losses. The Company faces the risk that a player will not play as much as is required to qualify for a commission, resulting in the casino not paying CRP a commission. This could affect the relationship with the casino and the company if it happened on a regular basis. Our business model requires us to expend significant sums on marketing our web site in order to attract new players to use our services. Player referral to casinos is the only way in which we create revenue. If we do not raise sufficient working capital, then we won't be able to compete.

The commissions received from casinos are based upon the players' hours played per day and amount of the average bet.

The casino will issue a report to us after the player departs, which outlines the hours played, the amount of wins or losses, and the commission paid for delivering the player to the casino. We rely on the casinos' reports and do not have the ability to independently verify or challenge them. There are times when players have advised us that they lost more than the casino reported; however, we do not have recourse with the casinos.

The voting control by our directors and officers will make it unlikely for other stockholders to effect change even if they are dissatisfied with management's performance.

Our officer and directors beneficially own approximately 68.3% of Casino Players Inc's currently issued and outstanding shares of common stock. Even if all 12,000,000 of the shares covered by this Registration Statement are sold, Mr. Forhan and Mr. Fahoome will continue to own more than 48.4% of all outstanding shares, and will, as a practical matter, be able to prevent other stockholders from participating in decisions, such as the election of directors, which affect our management and business direction.

We are dependent on Messrs. William Forhan and Joseph Fahoome.

We believe that our success will depend on the experience of Messrs. Forhan and Fahoome. But we will also need the services of other qualified personnel. The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations.

Our corporate structure has certain Anti-Takeover aspects.

Our Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting rights. In addition, since effective control of the Company is held by Mr. William Forhan and Mr. Joseph Fahoome voting together, they can limit or prohibit others from attempting to take over control of the Company and could have the effect of discouraging unsolicited acquisition proposals and other attempts to buy our company. Further, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.

We may never pay dividends.

To date, we have not paid any cash dividends on our common stock. And even if we become profitable in the future, it is likely that we will retain much or all of our future earnings to finance future growth and expansion. Therefore, we do not presently intend to pay any dividends, and it is not likely that we will pay any dividends in the foreseeable future.

There is currently no market for our stock, if one ever develops and maintained and there may only be limited ways to transfer your shares.

There is currently no market for our stock. The Shares are being offered and sold pursuant to Registration under the Securities Act of 1933, as amended (the "Act") and similar provisions of applicable state laws. While it is our intent to solicit registered market-maker to apply to FINRA to have our

Common Stock traded on the Over-the-Counter Bulletin Board (OTCBB), we can't assure you that we will be successful in such application or, that if we are successful, that a market for our common stock will ever develop or continue on the OTCBB. Purchasers of Shares will need to bear the economic risk of the investment for an indefinite period of time. Ownership of the Shares must be considered a long-term, non-liquid investment.

There is no minimum number of shares we have to sell in this offering.

We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us, and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

State laws may limit re-sales of the Shares.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual.

The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Investors in the Shares will suffer immediate and substantial dilution from the price they pay for the shares.

Investors in Casino Players, Inc.'s shares will acquire a minority interest in Casino Players, Inc., but will make a substantially greater financial investment than will the existing stockholders. There will be an immediate loss of value in the event Casino Players, Inc. was to be liquidated and the entire net tangible book value was to be available for distribution to the common stockholders. At December 31, 2008, Casino Players, Inc. net negative tangible book value of $(447,895) or $(.015) per share of common stock, with approximately 29,350,000 shares, issued and outstanding. Net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming the sale of all 12 million shares offered by Casino Players, Inc. under this prospectus at a public offering price of $0.25 per share, of which there is no assurance, and after deducting the estimated expenses of this offering, Casino Players, Inc.'s Proforma net tangible book value at June 30, 2009 would be $0.06 per share of common stock, with 41,350,000 shares issued and outstanding. This represents an immediate increase in net tangible book value of $2,950,000 to existing stockholders and an immediate dilution of to new investors participating in this offering. If Casino Players, Inc. actually sells less than the full 12 million shares it is offering, the dilution to purchasers will increase proportionately.

Sales of a substantial amount our common stock in the future could cause our stock price to fall.

Some stockholders hold a substantial number of shares of our common stock. If we are successful in developing a secondary market for our shares, then sales of a substantial number of shares of our common stock within a short period of time in the future could impair our ability to raise capital through the sale of additional debt or stock and/or cause our stock price to fall.

Typically, if the market for a company's stock is not highly liquid and the holder of a substantial number of shares attempts to sell quickly a large number of shares, the price for the shares will decrease, sometimes at a rapid rate.

In this situation, potential equity or convertible debt funders to the Company may be reluctant to provide financing since the value of their equity rights might decrease substantially. Also, the value of your shares might decrease substantially.

The trading price of our common stock could entail additional regulatory requirements which may negatively affect the trading.

If our shares are listed and commence trading on the OTCBB, the trading price of our common stock will be below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).

For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

Casino Players, Inc. has issued additional stock which, although not offered in this Offering and presently ineligible for sale to the public, could be sold into the public market in the future and depress the market price for Casino Players, Inc. stock.

As of the date of this Offering Statement, there are 29,350,000 shares of CPI common stock issued and outstanding. 6,000,000 of those shares are offered for sale to the public under this Offering Statement, and will be leaving 23,350,000 shares available for sale into the public market. All of these shares become eligible for sale under Rule 144, subject to the individual volume limitations on sales during a three month period, beginning the first quarter after the company becomes a public trading entity, except management's 20 million shares which places a limit on how many shares can be sold by an affiliate in a three month period, and imposes other requirements on the sale. Each of the holders of these shares, who are Casino Players, Inc. directors and officers, could begin selling approximately shares of common stock equal to 1% of the issued and outstanding shares into the market every three months after that date, subject to satisfying the notice, transaction and public information requirements of the Rule. The introduction of these shares, even in limited quantities, into the market place could result in a decline in the market price for Casino Players, Inc. common stock as a result of supply exceeding demand.

Sales of our common stock by the Selling Stockholders in a concurrent offering may depress our stock price.

As there is no market for our common stock, the shares being offered for resale by the Selling Stockholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market, such as the Over-the-Counter Bulletin Board or securities exchange. Sales of a substantial number of shares of our common stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

We plan to use our stock to pay, to a large extent, for future acquisitions and this would be dilutive to investors.

We plan to use our stock to pay, to a large extent, for future acquisitions, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations and marketing.

 Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for acquisitions, or it could cause us to offer stock as consideration for acquisitions on terms that are not favorable to us and our shareholders. If we did resort to issuing stock in lieu of cash for acquisitions under unfavorable circumstances, it would result in increased dilution to investors.

                          FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "we expect," "will continue," "anticipate," "estimate," "project," "outlook," "could," "would," "may," or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite, and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Throughout this prospectus, references to "we," "us," "our," "CPI," "CRP," the "Company," collectively mean Casino Players, Inc.

                            DESCRIPTION OF BUSINESS

Investors are encouraged to read the Summary contained in this forepart of this Prospectus.

Casino Players Inc. was incorporated on July 19, 2005 in the state of Nevada. We are a casino representative company (Casino Rep) that conducts business under the trade name and service mark "Casino Rated Players." We offer free casino resort rooms to qualified gamblers. Our business plan is to acquire Casino Rep Companies and market their database of gamblers to travel to gaming destinations that Casino Rated Players and the acquired company are licensed as Casino Rep Companies.

The first acquisition was the assets of Casino Rated Players, Inc. (CRP), a former Casino Rep Company. We acquired licenses with 25 casinos in North America. On September 30, 2005, we closed on this purchase and paid 4,000,000 shares of restricted common stock to the owner of CRP, Invicta Group, Inc. The 4,000,000 shares were transferred to William Forhan on June 28, 2008 when he resigned from Invicta Group and forgave his accrued compensation exceeding $200,000 and shareholder loan of $245,000. Mr. Forhan was a related party as he was CEO of both Invicta Group Inc. at the time of the acquisition and Casino Players, Inc. Mr. Forhan resigned as an Officer and Director of Invicta June 28, 2008. Independent directors of Invicta negotiated on behalf of Invicta, and Mr. Fahoome and Mr. Forhan negotiated on behalf of the Company.

	Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business; therefore Invicta was either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for Deferred Compensation to Joseph Fahoome.

	CPI's revenue for 2007 was $81,431, and for 2008 was $4,200. Losses for the respective periods were $(143,026) in 2007, and for 2008 losses were $(34,849).

	We are focusing our marketing efforts on smaller stakes casino gamblers and their friends and families. There are not as many "High Rollers" as there are "Low Rollers." Therefore, we have focused our market on these small stakes
players.	Our targeted customer is anyone in the USA that has a thirst for gambling entertainment and a budget to lose $200 a day or more.

	A Casino Rep must qualify for a gaming license in every state that offers gambling and then with a respective casino resort that is offering a commission for the Rep's delivering eligible players to their property. Once a Casino Rep is licensed with a casino resort, it may request free rooms or suites for qualified players and receive a commission from the dollars played. There are over 800 Casino Rep companies in the USA that are licensed in one or more states, each receiving a commission from the licensed casino resort. Casino resorts utilize individuals Reps to market their casino play to High and Low Rollers and pay a commission to licensed individuals and companies that send qualified players. Casino Rep applicant must have a financial and personal background approval, including references of strong character, by each state or Government that has legalized gambling. The objective of the States is to keep the image of the Gaming Industry clean and to assure casino resorts that a thorough investigation has been completed. The casino will also do its own personal investigation of a potential Casino Rep, even though the state has approved the individual to receive commissions from a licensed Casino Resort. An annual fee is charged by the state ranging from $700 in Nevada to $800 in Mississippi and is renewable annually when the Rep pays a renewal fee and receives a new favorable background check from his local police department. The Company's President, Joseph Fahoome, has licenses in Nevada, New Jersey, Connecticut, and the Bahamas, and William Forhan is licensed in St. Kitts, the Bahamas and Nevada. The Company needs at least one officer to be licensed to qualify for commissions from casino resorts. The licenses were obtained by completing each state's due diligence forms and receiving a background report from a local police department.

Qualification for free rooms typically is based on a gambler's having to play table games or slot machines for a minimum of 4 hours per day, with average hands between $50-$150 for table games and $1-$5 for slot machine play. We market via Email and Popup ads online to gaming players that are online gamblers. We primarily target the smaller stakes player who does not have the financial clout to request free rooms at many casino destinations.

Casino Players, Inc. has a data base of qualified players to whom we offer free rooms, meals, and transportation. We also will subscribe to additional data bases once we have financial resources to do so. We target these players via direct mail and personal phone calls. We offer gamblers with a history of legal gaming activity the opportunity to visit casino properties in the United States and the Caribbean and to obtain complimentary rooms, meals and other services. The availability and extent of complimentary products and services is dependent upon the gaming history of the player. In general, Casino Players, Inc. is compensated by the casino resort based upon a percentage of the players' betting activity.

The percentage of our compensation varies from casino to casino, but generally averages between ten and fifteen percent of the players' estimated average bet per hand multiplied by the estimated number of hands per hour of play in domestic casinos, and ten to fifteen percent of the players' estimated losses at Caribbean casinos. Casinos do not deduct the cost incurred to obtain a player from a Casino Rep's commission. If a player visits a Caribbean casino and becomes a winner, the casino pays the Rep a flat fee of $50-$100 for delivering the player to the casino.

The casinos offer all players, at hotel check in, a Players Card that is used for tracking players waging activity. When a player plays slots, they put their card into slot machine and remove when they are done; the casino tracks via computer the time played, average bet, total bet, and win or losses. The player that plays a table game (such as craps or black jack) put their Players Card on table and a host from casino manually records when they started and ended gaming play; the amount of wages are watched from cameras and so noted. The tracking for Slots are accurate, the table calculation have a potential for inaccuracy.

	The casinos have no recourse against us if the players we provide them don't gamble at the levels expected, but if, over time, the casinos don't feel they are getting sufficient revenue from our efforts, they can limit the number of discounted rooms available to us, which would have a material impact on our business model. The casino will often take a Rep company's reference for a new player and provide him a complimentary room. Traditionally, a casino does not offer anything free to an unknown player, but will offer the player an opportunity to Play to Qualify. The casino will offer a casino rate for a room (normally 50% off the rate a non player pays, for a maximum of 3 nights). The player checks into the casino with a credit card with the understanding he will be charged a casino room rate if he/she does not qualify for a free room. The casino will have a player's rating ready for early morning check out, and, if they played for the minimum qualifications, they will receive a complimentary room and are invited back for a free room in the future. If the player qualifies, the Company receives its commission, and if the player does not qualify, then nothing is paid to the Company and the player pays for the room.

Joseph Fahoome is licensed at 14 of Harrah's Casinos, Nassau Bahamas' Crystal Palace and Trump Plaza Casino in Atlantic City. Casino Players, Inc. is also targeting to acquire several other strategically located Casino Rep companies in an effort to increase revenues and clout with casino resorts. We can negotiate better commissions based on increased volume and quality of referred players. Casino resorts pay commissions ranging from 10 to 15 percent of theoretical (casino term meaning measurement of player's play determined by multiplying hours played times average bet: 4 hours x $100 table bet = 400
Theo). A Rep normally promotes 1 casino in a city so he can generate higher commissions from the casino. We would like to acquire a few Rep companies each year to increase commissions and revenues without generating any additional cost to send more players. We have talked to one Rep company informally and they have an interest in our business plan, but we have not pursued an acquisition due to lack of capital. Any acquisition likely will require that we have success in this offering.

We are interested in acquiring one to three Casino Rep Companies a year and intend to use available cash and newly issued shares of common or preferred stock to pay for the acquisitions.

The casino industry has over 800 Casino Rep Companies, and there are several reasons to acquire Casino Rep Companies: increased revenues and profits for us, more clout with casino resorts resulting in higher commissions, entry into new marketplaces (Rep Companies have exclusive territories to market in), plus acquired Rep Companies will send players to our sponsored poker tournaments on Caribbean cruises. We intend to contact Rep Companies that are referred by casinos and that our officers already know. CPI will not limit our targeted acquisitions by location, we will target only profitable companies that have management that we feel we can trust to grow our business.
Potential acquisition targets will be likely purchased at the price approximately equal to 3 times their EBITDA. Assuming EBITDA of $150,000, the purchase price would equal $450,000. We do not plan to hire additional employees, as we expect our current staff to handle the additional business.

	The Company will market poker mini-tournaments on board Caribbean cruise lines. We sell cabins (40 - 50) to poker players and operate poker games when the ship is at sea. We will bring our own poker tables and dealers to operate these tournaments. The tournaments will be played in the card room using four poker tables for 10 players and a dealer. The dealer will be an employee of the Company and we will be responsible to pay the cruise line for all cabins used. The dealers will be compensated for wages and all tips are his/her to keep.

We will have no risk of losses to run the mini-tournaments: the winner's money is a portion of the money paid to buy into the game. A mini-tournament is played with a table of 8-10 players and is over when one player has all of the chips (about 1 hour). The mini-tournament is available to all passengers on board. Our revenue is generated from each poker player's buy-in and the commission earned for cabins sold to the public. Our expense is our cost for marketing expenses, dealer's wages and cabins. We will pay the cruise line a fee based on revenues generated on each sailing. We will not need a license to operate poker tournaments.

We also have the opportunity to offer free cabins to qualified Casino Players, Inc. and receive a percentage of their losses; if they win, we receive zero compensation from the casino. Management has limited experience (operated one 7 night cruise mini poker tournament) in operating mini poker tournaments onboard cruise lines. We have the contacts to hire experienced dealers and poker operational manager, and will do so for all sailings. We do not have contracts to operate poker tournaments. We will negotiate the agreements after we secure funding to promote the sale of 40-50 cabins to players.

In July, 2005, the Company purchased all of the assets of Casino Rated Players, Inc., a subsidiary of Invicta Group, Inc., in exchange for issuing to Invicta 4,000,000 shares of the Company's common restricted stock. These assets included the name "Casino Rated Players," the website www.casinoratedplayers.com, and a data base of former customers and players. This transaction was negotiated principally by Joseph Fahoome and David Scott, as part of a series of transactions being undertaken by Invicta to liquidate itself of under/non-performing assets. The Company issued to Invicta 4,000,000 shares of its restricted common stock as the purchase price for these assets, which have no tangible value. There was no material effect on either Invicta or the Company from this transaction. Mr. Forhan and David Scott, both officers and directors of Invicta, are affiliates of the Company, but received no compensation or benefit from this transaction.

CasinoRatedPlayers.com

At our website, www.CasinoRatedPlayers.com (the contents of which are not incorporated by reference herein, qualified players may request free rooms at a participating casino resort. As the on-line travel services industry continues to evolve and mature, Casino Players, Inc. believes consumers will increase their patronage of easy-to-use web sites that provide a broad range of travel services including: airline transportation, accommodations, travel packages, as well as the ability to request free rooms for qualified players. We have targeted this niche audience to focus our marketing efforts on an ever-growing segment of the population.

Visitors to our website are greeted by a home page from which they can select the Casino Resort they desire to travel to. Once the desired casino is selected, the visitor can make payment of the $30 administrative fee with a major credit card.

Marketing

Our marketing plan includes direct mail letters and post cards to our Casino Rated Players database of over 1,000 past customers, weekly advertising in the travel section of Sunday newspapers promoting Casino Rated Players; email to purchase opt-in databases of gamblers and pop-up and pop under ads of online casinos and gaming sites. Our database is only available to us. The Casino Players, Inc. database has grown to over 1,000 people from Joseph Fahoome's Casino Rep Company that was headquartered in Detroit, Michigan.

Mr. Fahoome co-owned a Casino Rep Company in Detroit for 25 years and operated tour and travel packages to Las Vegas, Nassau, and Atlantic City. He also sent players to casino resorts in those locations. Joseph Fahoome's company, VIP Junkets Inc., was dissolved on June 30, 2004.

Our marketing will include internet email to gamblers, we will lease the list and hire one or more email broadcasting companies to send emails to gamblers that have opt-in for gaming information to be sent to their respective addresses. We have used two Broadcast Companies in the past and will continue to use emails and pop-up ads to market our services with these companies and their competitors. Through our affiliation with certain casinos, we offer free rooms to qualified players, discounted rooms to players that try to qualify for free rooms, and poker cruises that sail four to seven nights in the Caribbean.

We use the services of companies that specialize in email internet broadcasting to send email invitations to a leased database of opt-in gamblers that are seeking gaming invitations to visit casinos. We also use the same companies to generate banner ads and broadcast pop-ups to individuals that gamble online. We believe an online player is also interested in enjoying the excitement of a casino resort environment, especially if they can receive a free room or a casino rate that offers the player an opportunity to earn a free room (Play to Qualify). We rely on their suppliers (Internet Broadcasting Company) to get past ad blockers and filters.

We have not used a company for Pop Ups, but intend to contract for 200,000 Pop-Ups per month to online gamblers, offering free rooms at casino resorts. If we are successful we will increase the Pop-Ups to 400,000 to 1 million/month based on our anticipated cost on $1,000 for every 50,000 Pop-Ups that appear.

We will learn of a player's gaming history by asking the potential player a series of questions and then contacting the casino at which the player claims he should receive complimentary rooms, to verify his/her playing history. The casinos also have a service for verification of a player's credit and playing trends, which is checked by using the player's name, address, and birth date. The service is not available to Casino Rep companies directly, so we must contact the casino for verification. The casino determines the play of the player and prepares a report to the Casino Rep Company that verifies the average bet, hours played, amount won or lost and commission due to the Casino Rep.

 The Report is generated by visually observing and monitoring of table games (craps, blackjack roulette, etc) and the Slot Play is measured by the slot machine computer chip by the minute.

 The complimentary room policy is also available directly from the casino resort since the casino's marketing department is constantly soliciting players to visit their casino by offering free rooms as a motivation to play at the casino where they stay instead of going to other casinos. The casinos are trying to increase their database of players. The Casino Rep's commissions are protected by the casino if the player was delivered by a Casino Rep and the player has been to the casino in the past 12 months.

Competition

Casino Rated Players face competition primarily from casino resorts themselves. The casinos have databases tracking players at their casinos and offer free rooms when rooms are available. They may also contact Casino Players, Inc.'s customers directly, if they have not traveled to the respective casino in the past 12 months. Other Casino Rep companies are also our competitors, but they normally contact players from their respective territories based on their corporate locale.

Casino companies like Harrah's and MGM Grand have multiple locations throughout the USA and they consolidate their player Development names from each casino and will target direct mail promotions to the qualified players offering more amenities then a Rep Company can offer (free dinner and shows, wine with meals, larger rooms and suites). We do not have our own Loyalty Program, but our players will also receive points from the casino when appearing as our customers. We also offer more locations to visit in the Caribbean Islands and Cruise ships sailing the Caribbean. We have agreements with the casino resorts that allow us to keep our players for one year, whether the player contacts the casino directly or the casino obtains a player from a marketing campaign. The player receives a code that remains with him.

Our Products and Services

Casino Players, Inc.'s subsidiary Casino Rated Players (CRP) offers discounted casino tour packages to website customers, and complimentary rooms and suites to qualified players

We create our own casino tour and travel packages to Las Vegas that include hotel room, transfers from Las Vegas International airport to hotel, bags in and out, two buffet meals, one ticket to Las Vegas show Jubilee, $25 match play coupon, air transportation optional and discounted Wine/Spa/and other coupons.

	We are not dependent on any one customer or supplier, Casino Rated Players needs the licenses with Harrah's Casinos to send players and earn commissions at 14 casinos. If we lost our license with Harrah's, we would seek similar license from competitive casinos in the marketplaces desired.

We do not use a third party website for our customers' use.

                                   EMPLOYEES

Casino Players, Inc. currently employs two executive officers and one part-time employee. William Forhan serves as CEO of Casino Players, Inc. and Joseph Fahoome is President. Casino Players, Inc. may add additional full time employees, subject to sale of the shares covered by this Registration Statement, in order to fully staff its operations. We will hire additional staff as needed. We plan to hire reservation staff to support the phone calls received for reservations for Casino Packages, Poker Cruises, internet emails from players seeking free rooms at casino resorts, plus we'll hire general administrative staff,: one to two accountant, one webmaster, one Director of Marketing, and one Controller.

                           DESCRIPTION OF PROPERTIES

The company currently uses 250 squares feet office space. The offices are located at 2400 North Commerce Parkway, Suite 205, Weston, Florida 33326 (10 miles west of Ft. Lauderdale). The company does not have a lease and is not being charged rent. The company intends to return to Ft. Lauderdale, Florida in the near future subject to sufficient funding.

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                               LEGAL PROCEEDINGS

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law. The Company is not a party to any legal proceeding nor does it have any knowledge of any pending legal claim.

The Company nor any of its offices or directors are a party to any legal proceedings nor are aware of any pending or threatened claims.

                                USE OF PROCEEDS

Casino Players, Inc. will receive net proceeds of approximately $2,950,000, assuming it is able to sell all of the 12,000,000 shares it is offering in the Offering Statement and after the payment of expenses of this offering, estimated at $50,000. We do not have any agreement, arrangement or understanding with any securities broker-dealer for sale of the Shares. See "Plan of Distribution."

The offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from such an offering, if any. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders. The following table sets forth CPI intended uses of the net proceeds, assuming the sale of all of the Shares.

Item:				Amount:

Advertising/Branding (1)	$341,000
Acquisition Rep Company (2)	500,000
Web Site Improvement (3)	10,000
Professional Fees (4)		100,000
Salaries (5)			400,000
Working Capital (6)		$599,000
Acquisitions (7)		$1,000,000

Total				$2,950,000

(1)	Advertising/Branding. We will invest $341,000 in the next 12 months to
Brand the company with following Media: Direct Mail Postcards: $25,000; Cable
TV: $100,000; News Print $150,000; Internet Banner Ads: $30,000; Internet Pop-
Ups: $24,000; and Email marketing: $12,000 per year.

(2) Acquisition Rep Company. We are planning an acquisition of a rep company valued at three times EBITDA, assuming a $150,000 EBITDA results in an estimated purchase price of $450,000. We have not targeted any companies to acquire and will wait until this Registration Statement becomes Effective.

(3)	Website Improvement.  We estimate this cost to be $10,000.

(4)	Professional Fees.  We estimate cost of auditor and attorney fees to be
$100,000 per year.

 (5)	Salaries. Depending on the total raised by this offering, we will staff up administratively as needs require.

(6)	Working Capital. Represents all general and administrative costs, including wages, office rent, phones, and an acquisition of one or more Casino Rep Companies. This will also serve as a reserve.

(7)	Acquisitions. The company will target acquisitions in the entertainment
Industries, the company has not entered in any LOI's and will not do so until the company becomes public.

Casino Players, Inc. expects the net proceeds from the sale of fifty percent of the shares offered by the Company will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players, Inc. can use the net proceeds; however, we have sustained net losses since inception in 2005, which means in the past we have been unable to generate positive cash flows to finance the business. There is no assurance that the net proceeds will be received in time to meet our needs. Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, Casino Players, Inc. may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

$399,900 of deferred compensation is due to Mr. Forhan and Mr. Fahoome through December 31, 2008 for salary, and $23,221 is owed to Mr. Forhan for money he advanced to company; noted on Balance Sheet as a liability titled "loans from shareholders."

Listed below are the estimated Use Funds based on the percent of money raised

Item:			25%		50%		75%		100%

Advertising/Branding:	$60,000		$120,000	$200,000	$341,000
Acquisitions:	0	0		0		500,000
Website Improvements:	10,000		10,000		10,000		10,000
Professional Fees:	50,000		50,000		75,000		100,000
Working Capital:	117,500		495,000		777,500		599,000
Acquisitions:		25,000		50,000		750,000		10,0000

Total Funding:		$737,500	$1,475,000	$2,212,500	$2,950,000

No minimum number of Shares must be sold in order for the Company to use subscription funds.

We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses incident to the registration of the shares of our common stock under Federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the Selling Stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the Selling Stockholders. See the section of this prospectus entitled "Selling Stockholders."

THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS FOR 25%, 50%, 75% AND 100% OF THE MAXIMUM SUBSCRIPTION. IF A DIFFERENT AMOUNT OF SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED APPROPRIATELY. ACTUAL EXPENDITURES MAY VARY MATERIALLY FROM THESE ESTIMATES.

                        DETERMINATION OF OFFERING PRICE

We have determined the offering price of the Shares arbitrarily. In determining the offering price of the Shares we considered several factors including the following:

	*	prevailing market conditions, including the history and prospects for the industry in which we compete;

	*	Projected Profits: assume 100% shares sold and $2,950,000 is raised; the projected earnings of the company 2009 are net profits of $1,005,000; issued shares total 41,300,000 = $.024 EPS x 20PE = $0.48 /
shares; offer at 45% discount = $0.25/share;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

The Selling Stockholders are offering their shares of common stock for sale in this offering. The Selling Stockholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                                   DILUTION

The difference between our offering price of $0.25 per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2008 our common stock had a pro forma net tangible book value of approximately $(447,895) or $(0.015) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.25 per share, our pro forma net tangible book value at June 30, 2009, would have been $2,502,105 or $.06 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $2,950,000 in the maximum offering. The following table illustrates dilution to investors on a per share basis:

								Maximum

Offering price per share					$0.25
Net tangible book value per share before offering		$2,502,105
Increase per share attributable to investors			$0.06
Pro forma net tangible book value per share after offering	$2,502,105
Dilution per share to investors					$0.19

The following tables summarize, as of December 31, 2008, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table below assumes the sale of all 12,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.25 per share and before any deduction of estimated offering expenses.

			Shares Purchased		Total Cash Consideration	Average Price
			Amount		Percent		Amount		Percent		Per Share

Original Stockholders	29,350,000	70.9		$293,500	9.1		$.01
Public Stockholders	12,000,000	29.1		$2,950,000	90.9		$0.25

  Total			41,350,000	100.00		$3,243,500	100.00		$.078

                                   DIVIDENDS

We do not intend to declare any dividends in the foreseeable future. We plan to retain earnings, if any, for the development and expansion of our business. We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid except to the extent required by the terms of any cumulative preferred stock that may be authorized and issued in the future.

                             SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholders. The Selling Stockholder table and the notes thereto describe each Selling Stockholder and the number of securities being sold. A description of how each Selling Stockholder acquired the securities being sold in this offering is detailed under the heading "Transactions with our Selling Stockholders."

To the best of our knowledge, none of the Selling Stockholders are a broker-dealer, underwriter or affiliate thereof. The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; the percentage owned by each upon completion of the offering.

The Selling Stockholders include five of the Company's shareholders.

                           SELLING STOCKHOLDER TABLE

We are registering 6,000,000 shares owned by and on behalf of certain shareholders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of any Selling Stockholder. None of these shareholders are required to sell their shares, nor has any shareholder indicated to us, as of the date of this prospectus, an intention to sell his, her or its shares. Selling shareholders are offering the common stock for their own accounts. Any material relationship between us and a shareholder is identified below in the footnotes to the table of shareholders.

To the best of our knowledge, none of the Selling Stockholders are a broker-dealer, underwriter or affiliate thereof. The following table provides as of the date of this Prospectus.

There are no relationship between any of the Selling Stockholders and any of the executive officers and directors of the Company.

For purposes of illustration only, the following table assumes that all of these shareholders will sell all of their shares. Alternatively, these shareholders may choose not to sell any shares currently held by them, or they may sell some lesser portion of their holdings. In these three possible circumstances, respectively, the Selling Stockholders would then own no shares, all of the shares they currently hold, or some number of shares less than the number of shares they currently hold.

Name of Selling Shareholder	Shares Owned 	% Owned Before	Shares Offered 		% of Outstanding 	Shares Owned 	% Owned
				Before Offering	Offering	by this Prospectus	Offered( 6)		After Offering	After Offering (7)

Double Diamond Investments,
Inc., a Nevada corporation (1)	2,200,000	5.9%		2,200,000		25.9%			0		0%

The Scott Law Firm, P.A., a
Florida professional
association (2)			1,900,000	5.1%		1,900,000		6.5%			0		0%

iVest Investments, LLC, a
Colorado limited liability
company (3)			1,000,000	2.7%		1,000,000		3.4%			0		0%

David Scott (4)			2,000,000	5.4%		700,000			2.4%			1,300,000	2.7%

David Dreslin (5)		200,000		*		200,000			0.7%			0		0%

TOTAL				7,300,000	24.9%		6,000,000		20.4%			1,300,000	2.7%

*Represents less than 1%.

(1)	Double Diamond Investments, Inc. was issued 2,200,000 shares valued at
$.01/share for services performed pursuant to an agreement with a related entity, Big Apple Consulting, U.S.A., Inc., which include twelve months investor relations services to the company valued at $22,000. Mark Kaley has ultimate voting and dispositive control of these shares.

 (2)	The Scott Law Firm, P.A., former counsel to the Company, was issued
1,900,000 shares valued at $19,000 at $0.01/share in consideration for services renders under the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of
securities.   William S. Scott has ultimate voting and dispositive control of these shares subject to certain liabilities of the Firm.

(3)	iVest Investments, LLC, former counsel to the Company, was issued stock for services that include the registration of shares offered by this prospectus on Form S-1, and the provision of 12 months of legal services to the company to commence after the effectiveness of the registration statement valued at $29,000 for 2,900,000 shares valued at $0.01/share. In May, 2007, the Company terminated its agreement with iVest and cancelled 1,900,000 of the
2,900,000 shares held by iVest Investments, LLC.    The company issued
1,900,000 shares to The Scott Law Firm, P.A. to complete the registration as corporate counsel and received 1,900,000 shares from former counsel iVest Investments. J. Bennett Grocock, former counsel to the Company, has ultimate voting and dispositive control of the shares held by iVest Investments, LLC.

(4)	David Scott was issued 2,000,000 shares for the development of a new website (completed December 30, 2006) and 2 years service of website Search Optimization, starting from completion of the new website. The consideration of services was $20,000 at $0.01 per share, of which 1,300,000 shares are restricted and 700,000 will be free trading.

(5)	David Dreslin was issued shares for accounting services prepared for the
Company valued at $2,000 payable in 200,000 shares at $0.01/share.

(6)	Based on 29,350,000 shares of issued and outstanding as of the date of this prospectus.

(7)	Based on 41,350,000 shares of common stock upon the completion of this offering.

                             PLAN OF DISTRIBUTION

Shares Offered by the Company

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.

 In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

	Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares will be sold at the fixed price of $0.25 per Share until the completion of this offering. There is no minimum amount of subscription required per investor. We have arbitrarily established the Offering price based on the projected profits divided by the outstanding shares; at a discount of 45%. Our stock is not traded, it is privately held. The actual price of the stock will be determined by prevailing market prices at the time of sale

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Casino Players, Inc.


Shares Offered by the Selling Stockholders

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

	*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

	*	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

	*	purchases by a broker-dealer as principal and resale by the
broker-dealer for its account;

	*	an exchange distribution in accordance with the rules of the applicable exchange;

	*	privately negotiated transactions;

	*	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

	*	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

	*	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

	*	a combination of any such methods of sale; and

	*	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

 The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.

 Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

                In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

                We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

                We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and titles of our executive officers and members of our board of directors as of the date of this prospectus.

Name			Age	Position Held & Director Since

William G. Forhan	64	Chief Executive Officer, Chief Financial Officer and
				Chairman since Inception (July 19, 2005)
				(Principal Executive Officer and
				Principal Financial/Accounting Officer)

Joseph Fahoome		57	President and Director since Inception (July 19, 2005)

Robert Kuechenberg	60	Director since October 2007


Set forth below is certain information relating to the Company's directors and executive officers.

All directors of the company serve one year terms and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Members of the Board of Directors are elected for one year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one year terms and until their successors are duly elected and qualified.

Management's and Directors' Biographies

	William G. Forhan, has been serving as the Company's President since its inception. Since July 1, 2008, Mr. Forhan has been consulting services to Next Interactive, Inc., an OTCBB company (OTCBB: NXOI) specializing in travel services. His job was to help the company complete a reverse merger with an OTCBB company and complete two acquisitions. The company was successful in completing the reverse merger and both acquisitions in October 2008. Mr.
Forhan currently provides investor relations and SEC compliance services to Next 1 Interactive, Inc.

Bill Forhan has also been working with auditors and attorneys regarding audits and preparation of SEC documents. Upon the effectiveness of the registration statement Form S-1 of which this prospectus is a part, the Company will be required to file SEC annual and quarterly reports.

	From July 2002 until June 28, 2008, Mr. Forhan served as the Chief Executive Officer and Co-Chairman of Invicta Group, Inc. (OTCBB: IVIT). Invicta Group, Inc. is an Internet Media company that sells advertising online to travel suppliers (hotels, tourist boards, tour operators and cruise lines) that offer discounts to Invicta's travel enthusiast's email database of 20,000,000. The company's 2007 net revenues were $75,000 and it had 5 full time employees; the revenues for 2008 exceeded $300,000. Mr. Forhan's responsibility was to oversee financials, preparation of 10-Q and 10-K and other legal documents. Forhan is no longer involved in Invicta's business.
He resigned on June 28, 2008.

Mr. Forhan acquired two travel agencies in February 2000, one specialized in leisure travel (cruises, airline tickets, tours) and the second sent groups of 25- 100 passengers to Las Vegas and Biloxi Mississippi. Mr. Forhan closed both companies in May 2002, due to the airlines canceling their commissions to travel agents, and the group business was not profitable.

	From June 1999 until January 2000, Mr. Forhan served as President of ByeByeNow.com, Inc., a South Florida-based Internet travel company. ByeByeNow.com failed 12 months after Mr. Forhan left the company over a dispute with the board of directors over whether to take this company public. Byebyenow filed Chapter 7 Bankruptcy protection.

	From June 1998 through January 2000, Mr. Forhan served as President of Aviation Industries Corp. (OTCBB: AVIA), a publicly traded holding company specializing in the travel industry.

From January 1994 to January 2000, he served as President and Chief Executive Officer of Casino Airlink Inc, a tour operator operating one Boeing 727 jet aircraft with junkets for clients (mostly retirees from Ft. Lauderdale, Orlando and St. Petersburg, Florida) to Biloxi, Mississippi. The travel package included two and three night tour packages: non-stop flight to Biloxi, Mississippi, breakfast buffet daily, accommodations at four or five star casino resort, and one buffet lunch for an average price of $225 per person. Casino Airlink was closed for 5 days after the 9/11/2001 terrorist attacks (the airport was not accepting flights due to 911 uncertainty) and lost nearly all future deposits for the next 45 days when customers cancelled reservations and their payments were returned 100%. The company was forced to file Chapter 7 protection in January 2002 due to customers' fear of flying/terrorism and ongoing expenses for aircraft, rooms and expenses. Mr. Forhan was not involved with Casino Airlink after his departure in January 2000.

Joseph Fahoome has been serving as the President of Casino Players, Inc. since October 2005 and as the President and Director of Casino Rated Players since August 2004. Since August 1, 2004, Mr. Fahoome served has been serving as the President of Casino Related Players, Inc., a wholly-owned subsidiary of the Casino Players, Inc.

From January 1980 to July 2004, he owned VIP Junkets in Detroit, which offered qualified players free rooms in Las Vegas, Atlantic City and the Bahamas, and tour and travel packages to over 15,000 individuals to gaming destinations. VIP Junkets no longer exists and does not compete with Casino Players, Inc. Mr. Fahoome brings his contacts from the Gaming Industry (Presidents, VP Casino Marketing, and Director Player Development) to us, along with relationships with customers and suppliers (Casinos).

	Robert Kuechenberg has been servicing as a Director of Casino Players, Inc. since September 2007. Bob is best known as a celebrity football player in Miami, FL. He played for the Miami Dolphins for 16 years as offensive guard and was an All Pro 7 times.

Mr. Kuechenberg has been involved in server entrepreneur ventures in a variety of businesses since retiring from professional football; and he is currently owner of a Construction Consulting Company located in Ft. Lauderdale, Florida.

Family Relationships amongst Directors and Officers:

There are no family relationships between the named officers and directors or any Selling Stockholder.

Involvement in Certain Legal Proceedings

None of the executive officers or directors of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subject to any order, judgment or decree of any court permanently or temporarily enjoing, barring, suspending or otherwise limiting his involvement in any type of transaction in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state or commodities law.

Information Concerning Director Non- Executive Officer

The Company has one Director that is not an Officer of the Company, Robert Kuechenberg. Mr. Kuechenberg serves as an independent (outsider) Director.

Board of Directors and Committees

Currently, our Board of Directors consists of William G. Forhan, Robert Kuechenberg and Fahoome. We are actively seeking additional board members. The Board has not set up any committees to date.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our executive officers for 2007 and 2008. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and 		Year	Salary ($)	Bonus ($)	Stock 		Option 		Non-Equity 	Nonqualified 	All Other	Total ($)
principal 							Awards ($)	Awards ($)	Incentive Plan 	Deferred 	Compensation ($)
position											Compensation($)	Compensation
														Earnings ($)

William Forhan, 	2008	$0(1)		$0		$0		$0		$0		$0		$0		$0
CEO, CFO and Chairman	2007	$42,000(2)	$0		$0		$0		$0		$0		$0		$42,000
(Principal Executive and
Financial and Accounting
Officer)


Joseph Fahoome, 	2008	$0(1)		$0		$0		$0		$0		$0		$0		$0
President and Director	2007	$42,000(2)	$0		$0		$0		$0		$0		$0		$42,000

(1)	$399,900 was accrued and unpaid at December 31, 2008.

(2)	$399,900 was accrued and unpaid at December 31, 2007.

Employment Agreements

Joseph Fahoome

Casino Players, Inc. has assumed the employment agreement, dated August 1, 2004, between Mr. Fahoome and Casino Rated Players, Inc. The initial term of the employment agreement was to terminate on June 1, 2005, with automatic annual renewals, unless either the Company or the employee elects to terminate the agreement at the end of the initial or any renewal term. The Company has agreed to pay Mr. Fahoome an annual base salary of $84,000 during the term of his employment, payable semi-monthly. Mr. Fahoome's base compensation shall be reviewed each year during the term of his employment, provided that the Company's performance criteria are achieved as set forth by the Company each year.

The employment agreement provides for the following non-cash items: health insurance, four weeks paid vacation, and six days paid personal time off and six days paid sick time off per year. The employment agreement shall automatically be terminated upon the disability or death of Mr. Fahoome and for cause, as defined in the employment agreement. Claims under the agreement are to be resolved by arbitration before the American Arbitration Association.

William Forhan

Casino Players, Inc. has assumed the employment agreement, dated July 23, 2002, between Mr. Forhan and Casino Rated Players, Inc. The term of the employment agreement was to expire on August 1, 2004 with automatic annual renewals unless either Casino Rated Players, Inc. or the employee elects to terminate the agreement at the end of the initial or any renewal term. The Company has agreed to pay Mr. Forhan an annual base salary of $84,000 during the term of his employment, payable semi-monthly. Mr. Forhan's base compensation shall be reviewed each year during the term of his employment, provided that the Company's performance criteria are achieved as set forth by the Company each year.

The employment agreement provides for the following non-cash items: health insurance, four weeks paid vacation, and six days paid personal time off and six days paid sick time off per year. The employment agreement shall automatically be terminated upon the disability or death of Mr. Forhan and for cause, as defined in the employment agreement. Claims under the agreement are to be resolved by arbitration before the American Arbitration Association.

Messrs. Fahoome and Forhan have not received any salary payments but have been recording salary as deferred compensation through December 31, 2008.

	Significant Employees

We have no significant employees other then executive officers named in this prospectus.

Committees of the Board of Directors

Our audit and compensation committee presently consists of our directors. Our board does not have governance, nominating, or executive committees or any other committees.

Code of Ethics

We have not adopted a Code of Business Ethics that applies to our principal officer, principal financial officer, or persons performing similar functions in that our officers and directors serve in all the above capacities. As our business and management team grows, we will adopt a Code of Ethics.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of the date of this prospectus, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.

											Percentage of Ownership

Name of Beneficial Owner	Address				No. of Shares of	Before		After
								Common Stock Owned	Offering (1)	Offering (2)

William G. Forhan,		1501 S. Ocean Blvd # 326
CEO, CFO and Chairman		Pompano Beach, Florida 33062	12,000,000		40.9%		29.0%

Joseph Fahoome, President 	1010 S. Ocean Blvd
and Director			Pompano Beach, Florida 33062	8,000,000		27.5%		19.3%

Robert Kuechenberg		c/o Casino Players, Inc.
Director			2400 North Commerce Parkway,
				Suite 205
				Weston, Florida 33326		50,000			0.17%%		0.1%

David Scott			6500 Collins Ave
				Miami Beach, Florida		2,000,000		6.8%		2.4%

iVest Investments, LLC (3)	255 S. Orange Ave. Suite 1201
				Orlando, Florida 32801		1,000,000		3.4%		0%

Double Diamond Investments,
Inc. (4)			280 Wekiva Springs Rd. Suite 201
				Longwood, Florida 32779		2,200,000		7.5%		0%

The Scott Law Firm, P.A. (5)	915 NW 1st Ave. Suite H907
				Miami, Florida 33136		1,900,000		6.5%		0%

All Officers and Directors as
a Group (3 persons)		--				20,050,000		68.3%		48.4%

(1)	Based on 29,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

(2)	Based on 41,350,000  shares of common stock issued and outstanding assuming the sale by the Company of 12,000,000  shares in this offering.

(3)	J. Bennett Grocock, previous counsel to the Company, controls iVest
Investments, LLC, and has full power to vote and dispose of the shares of Company stock held by iVest Investments.

(4)	Mark Kaley has ultimate power to vote and dispose of the shares of
Company stock held by Double Diamond Investments, Inc.

(5)	William S. Scott has ultimate power to vote and dispose of the shares held by The Scott Law Firm, P.A., subject to certain liabilities of the Firm.

                           DESCRIPTION OF SECURITIES

General

The following description of the rights and preferences of the Company's capital stock is merely a summary. Each prospective investor should refer to the Company's Articles of Incorporation for a complete description of the

Company's capital stock as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

	The authorized capital stock of the Company consists of 200 million shares of Common Stock, with a par value of $.0001 per share, of which approximately 29,350,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, with a par value of $.0001 per share, none of which has been issued or is outstanding.

Common Stock

	Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Common Stock are to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

	Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

	Holders of the Company's Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future.

	The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Preferred Stock

	The Preferred Stock has been authorized as "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock.

The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

	(a)	The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

		(i)	the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased
(except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

		(ii)	the rate of dividends payable on shares of such series, the
times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

 		(iii)	whether shares of such series can be redeemed, the time or
times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

		(iv)	the amount payable on shares of such series and the rights
of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

		(v)	the rights, if any, of the holders of shares of such series
to convert such shares into, or exchange such shares for, shares of Common
Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

	(vi)	the rights, if any, of the holders of shares of such series to vote.

	(b)	Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                    EXPERTS

The Sourlis Law Firm has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock. The Sourlis Law Firm has consented to being named as an expert in our registration statement. Their consent to being named as Experts is filed as Exhibit 5.1 to the Registration Statement of which this Prospectus is a part.

Lawrence Scharfman, CPA, PA our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Lawrence Scharfman, CPA, P A has presented its report with respect to our audited 2007 and 2008 financial statements. The report of Lawrence Scharfman, CPA PA, is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

                     DISCLOSURE OF COMMISSION POSITION OF
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation.

	We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

                      ORGANIZATION WITHIN LAST FIVE YEARS

 Casino Players Inc. was incorporated in July 19, 2005 in the state of Nevada. We are a casino representative company (Casino Rep) that conducts business under the trade name and service mark "Casino Rated Players."

	The first acquisition was the assets of Casino Rated Players, Inc.
(CRP), a former Casino Rep Company. We acquired licenses with 25 casinos in North America on September 30, 2005.

	We developed a new web site www.CasinoRatedPlayers.com for consumers to visit and contact us for reservation. We have not had the funds to promote the website and have not received any business from the Site. The contents of our website are not incorporated by reference herein.

	CPI's revenue for 2007 revenue were $81,431, and for 2008 revenues were $4,200; losses for the respective periods were $(143,026) in 2007 and 2008 losses were $(34,849); losses from inception total $743,000. The company has been under capitalized and has not had the working capital to market the business.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                         OPERATION & PLAN OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

*	discuss our future expectations;

*	contain projections of our future results of operations or of our financial condition; and

*	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words "we," "us," "our," "the Company," "CPI," or "Casino Players, Inc." in this section collectively refer to Casino Players, Inc. and Casino Rated Players, Inc.

Going Concern

In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern. At December 31, 2008, the Company had $262 cash and cash equivalents on hand and a net loss of $34,849 . We will depend on generating sufficient proceeds from this offering to fund our operations. The 12,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will
result from this offering, if any.   The going concern opinion of the auditors
might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and our investors' ability to sell their shares of the Company's common stock. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

Industry Trends

Our performance depends on the impact of economic conditions on levels of consumer spending. Recently, the gaming industry has experienced decreasing revenues and several casinos have filed for bankruptcy protection under Chapter 11 of the bankruptcy laws. As a result of the credit market crisis, coupled with declining consumer and business confidence, recession worries, and other challenges currently affecting the global economy, consumers are continuing to curb discretionary spending, which is having an effect on our business.

Certain of our Casino Rep competitors are much larger and well established and have significant financing in place for growth. There are over 800 similar Casino Reps in the marketplace. They may have lower overhead cost structures and may, therefore, be able to provide their products at lower prices than we can. We have elected to focus our marketing efforts on a niche of smaller-stakes players (and their families) that do not have the financial clout to request free or heavily discounted rooms at many casino destinations. Therefore, we can give no assurance that we will ever be able to secure long-term and profitable customer accounts.

Casinos are our strongest competition and spend millions of dollars to advertise their loyalty programs to past casino players. In addition, they send direct mailing invitations to our past guests and offer them free rooms and amenities, which exceed our services. Casinos also have hosts on site to take care of players and have the ability to offer more complimentary services then we can offer, which sways the player to go directly to the casino host for their next trip, versus using us. We expect casino to increase their marketing efforts due to the world-wide decrease of gaming revenues due to the recession.

Current Status of Company

Casino Players, Inc. is a Casino Rep Company that offers free Casino rooms to qualified Players in North America and the Caribbean, and cabins on Caribbean cruise lines. CPI is compensated by the Casino Resort or cruise line for the amount of dollars waged and hours played from CPI guests.

CPI has been under funded and unprofitable for the past 3 years accumulating a deficit of $743,396 as of December 31, 2008. CPI has filed a Registration with the SEC to become a public company in an effort to trade on the OTC Bulletin Board exchange.

The Companycompany is Registering 1812 million shares to be free trading stock, of which 12, 000,000 are held by the Selling Stockholders named herein and 6,000,000 of whichmanagement will be offered by thesell shares at $0.25 a share as a shelf offering; if successful the company will raise $3,000,000 netting $2,950,000 after expenses; and there is no guarantee of success. The Company will not receive any proceeds from the sale of shares offered by the Selling Stockholders.

The Company's 2007 revenues were $81,431 compared to $4,200 in 2008, and the 2007 losses were $143,026 compared to losses of $34,849 in 2008. The revenues decrease in 2008 was due to no marketing dollars available, management working part-time on generating revenues, and the Detroit marketplace (where we have an office and generate 100% of 2007 revenues) is not only soft but Detroit has 3 Casinos offering Las Vegas gaming managed by MGM Grand and Harrah's; both offering gamblers amenities to encourage the gambler to stay home and gamble.

Plan of Operation

Casino Players, Inc. plan of operations for Casino Rated Players is targeted to casino low rollers that are seeking free casino hotel rooms and poker Players that want the excitement of a Caribbean cruise and play in poker mini-tournaments.

The operations of the company will consist of administrative staff handling internet emails and telephone calls from potential players and travelers. The size of the staff will be relative to the success of the marketing results derived from Marketing and Advertising/Branding investment.

Assume only 50% of the Offering is completed, the funds will be used as follows:

(1) Advertising/Branding. We will invest $145,000 market and to Brand the company.

(2) General Administrative: The Company will utilize $360,000 for all G&A Expenses including staff and professional fees.

(3) Working Capital: The Company's working capital will be $495,000 that will be used as needed to implement the business plan.

(4) Acquisitions: the company will have $500,000 for acquisitions.

Working Capital Needed for 1 Year

Casino Players, Inc. expects the net proceeds from the sale of fifty percent of the shares registered will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players, Inc. can use the net proceeds.

The company has not had advertising funds to market its services. We started tour and travel packages to Las Vegas and Caribbean cruises that have generated sales of $36,138 in the fourth quarter 2006 and $81,431 for the year of 2007. The company has not spent any advertising dollars in 2008 and earned $4,200 in 2008. We anticipate revenues increasing after marketing dollars are available to promote the company's services

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward. There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management intends to seek additional equity or obtain additional credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

Critical Accounting Policies

                Our discussion and analysis of financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements.

	On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition.

                We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. Critical accounting policies identified are as follows:

Revenue Recognition

                We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability is reasonably assured.

                 Casino Rated Players revenue recognition for the business is recorded when the commissions are received from the casinos regarding a player that has been sent and actually qualified for commissions. We do not recognize commission from players until the check is received from the casino. Commissions from travel related companies are recognized upon deposit of commission checks.

Results of Operations

Revenues

Revenues for the year ending December 31, 2007 were generated from cruise and gaming commissions: $81,431 compared to revenues of $4,200 for the year ended December 31, 2008. The revenues decrease in 2008 was due to no marketing dollars available, management working part-time on generating revenues, and the Detroit marketplace (where we have an office and generate 100% of 2007 revenues) is not only soft but Detroit has 3 Casino offering Las Vegas gaming managed by MGM Grand and Harrah's; both offering gamblers amenities to encourage the gambler to stay home and gamble.

Expenses

The major components of expenses are general and administrative expenses for 2008 were: rent, $23,000; telephones $4,200 professional fees $9,450. The total G&A expenses for the 2008 year were $39,049 versus total G&A in the same period 2007 of $159,156 The difference in expenses were reduced office rent of $7,000; telephones $7,400 and management wages of $96,000.

Net Profit/Net Losses

Net losses from operations for the year ended December 31, 2008 were $(34,849); loss per share: $(0.001) compared to a net loss of $(143,026) and loss per share $(0.005) for the year ended December 31, 2007.

The reduction in losses in 2008 are due primarily to rent reduction and no salaries paid in the year, The company has a history of losses: 2007 losses were $(143,026) and losses 2006 were $(309,385); total losses from inception is $743,396 The trend is to continue losing money until funds for advertising and marketing are available.

Assets. Our total assets were $6,907 at December 31, 2008 compared to $12,649 at December 31, 2007. The decrease from 2007 to 2008 is due to depreciation of $1,500 and security deposit on the office that was used to pay rent expense.

Liabilities. Our total liabilities were $454,802 at December 31, 2008 compared to $428,196 at December 31, 2007. The increase from 2007 to 2008 was primarily due to $15,000 loans from shareholder and professional fees of $9,450 accrued.

Total Stockholders' Deficit. Our stockholders' deficit was $447,896 at December 31, 2008 compared to $415,547 at December 31 2007. The increase from 2007 to 2008 was due to operating losses of $34,849 in 2008.

Liquidity and Capital Resources

In their 2008 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern. At December 31, 2008, the Company had $262 cash and cash equivalents on hand and a net loss of $34,849. We will depend on generating sufficient proceeds from this offering to fund our operations. The 12,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

At December 31, 2008 and 2007, the Company's current liquidity ratios were $(0.15%) and $(0.029%), respectively. Casino Players, Inc. has not generated sufficient revenue in any period to carry its costs of operations. The Company has derived its liquidity principally from management deferring compensation and generating commission from casino and travel packages to gaming destinations.

Although the Company plans to pursue its equity funding, there can be no assurance that the Company will be able raise sufficient working capital to maintain its operations. If the Company is unable to raise the necessary working capital though the equity funding it will be forced to continue relying on cash from operations and loans from related parties to satisfy its working capital needs. There can be no assurance that the company will be able rely on these sources to maintain its operations.

Casino Players, Inc. expects the net proceeds from the sale of fifty percent of the shares offered by the Company will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players, Inc. can use the net proceeds; however, we have sustained net losses since inception in 2005, which means in the past we have been unable to generate positive cash flows to finance the business. There is no assurance that the net proceeds will be received in time to meet our needs. Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, Casino Players, Inc. may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

To date, the Company has financed its operations from private sales of its common stock and from loans totaling $23,221 from the Company's officers and directors as of December 31, 2008. The Company has agreed to repay such loans upon the receipt of sufficient capital.

The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. We currently do not have adequate cash to meet our short or long term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders.

Deferred Compensation

Management is currently owed $399,900 as of December 31, 2008. Management stopped accruing wages June 30, 2007 and will not receive wages until the company generates revenue to pay wages. When funds become available management will pay down the deferred compensation over a period of twelve months, or longer; depending of working capital available.

Self Underwriting Offering

CPI management will do a shelf underwriting "best efforts basis" with no minimum share purchase requirement, there is no guarantee as to the amount of funding received from this offering, if any. Management has estimated the use of funds in the Plan of Operations, found above in the MD&A section, to clearly explain management's intentions. The funds may not be raised and the Plan of Operations may need to be changed. There are no guarantees as to the amount of proceeds raised.

Use of Estimates

The Company's significant estimates include allowance for doubtful accounts and accrued expenses. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the Company believes that such estimates are fair when considered in conjunction with the financial statements taken as a whole, the actual amounts of such estimates, when known, will vary from these estimates. If actual results significantly differ from the Company's estimates, the Company's financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

Cash and cash equivalents include all interest-bearing deposits or investments with original maturities of three months or less.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, debenture and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Accounts Receivable

The Company extends credit to its customers in the normal course of business. Further, the Company regularly reviews outstanding receivables, and provides estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers' ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company also performs ongoing credit evaluations of customers' financial condition. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Machinery and equipment are depreciated over 3 to 10 years. Furniture and fixtures are depreciated over 7 years. Accelerated methods of depreciation are generally used for income tax purposes. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

 The Company performs ongoing evaluations of the estimated useful lives of the property and equipment for depreciation purposes. The estimated useful lives are determined and continually evaluated based on the period over which services are expected to be rendered by the asset. Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Other Intangible Assets

Acquired intangible assets are separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the Company's intent to do so.

The Company presents "basic" and, if applicable, "diluted" earnings (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and certain other financial accounting pronouncements. Basic earnings (loss) per common share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the conversion of debentures, were issued during the period.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company did not pay any stock-based compensation during the period presented.

Accounting for Warrants and Freestanding Derivative Financial Instruments

The Company evaluates its warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). If the warrant is determined to be a derivative, the fair value of the warrants is marked-to-market each balance sheet date and recorded as a liability. The change in fair value of the warrants is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

Intangible Assets and Related Impairment of Long-lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of shall be classified as held for sale and are reported at the lower of the carrying amount or fair value less costs to sell.

Income taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Had income taxes been determined based on an effective tax rate of 37.6% consistent with the method of SFAS 109, the Company's net losses for all periods presented would not materially change.

Recent Accounting Pronouncements

In December 2007, the FASB issued FAS No. 141(R) "Applying the Acquisition Method," which is effective for fiscal years beginning after December 15, 2008. This statement retains the fundamental requirements in FAS 141 that the acquisition method be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141(R) broadens the scope of FAS 141 by requiring application of the purchase method of accounting to transactions in which one entity establishes control over another entity without necessarily transferring consideration, even if the acquirer has not acquired 100% of its target. Among other changes, FAS 141(R) applies the concept of fair value and "more likely than not" criteria to accounting for contingent consideration, and pre-acquisition contingencies. As a result of implementing the new standard, since transaction costs would not be an element of fair value of the target, they will not be considered part of the fair value of the acquirer's interest and will be expensed as incurred. The Company does not expect that the impact of this standard will have a significant effect on its financial condition and results of operations.

In December 2007, the FASB also issued FAS No. 160, "Accounting for Noncontrolling Interests," which is effective for fiscal years beginning after December 15, 2008. This statement clarifies the classification of noncontrolling interests in the consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and the holders of non-controlling interests.

The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

In February 2007, the FASB issued FAS No. 159, "Fair Value Option" which provides companies an irrevocable option to report selected financial assets and liabilities at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.

FAS 159 is effective for entities as of the beginning of the first fiscal year that begins after November 15, 2007. The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

In September 2006, the Financial Accounting Standards Board (FASB) issued FAS No. 157, "Fair Value Measurements" ("FAS 157"), which establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements.

FAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sale of the assets of Casino Rated Players, Inc. to the Company was negotiated by Director David Scott of Invicta, and by Mr. Fahoome and Mr. Forhan on behalf of the Company. Mr. Forhan was also a Director and CEO of Invicta during the negotiations and resigned as an Officer and Director June 28, 2008.

 Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business; therefore they were either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for Deferred Compensation. The shares of our common stock issued to purchase these assets are restricted, were valued at $400 at closing, but will have no practical value until the company can complete equity funding and thereafter implement the business plan.

See the Selling Stockholder Table and footnotes for a description of shares issued for services and their consideration.

There have been no promoters involved with the Company.

 Invicta has written the Note off as a bad receivable and no longer is on its Balance Sheet. On June 28, 2008, William Forhan resigned as Invicta's
Officer and Director and agreed to forgive his $245,000 shareholder loan, forgiveness of $200,000 deferred compensation owed to him and allowing Invicta's termination of the office lease liability totaling $68,000; and in return Forhan received Invicta's 4,000,000 CPI shares, he negotiated early termination of Invicta's office and personally guaranteed $20,000 Note to be
paid off by November 1, 2009;   and Casino Players has also written off the
debt  due Invicta Group Inc.

We have terminated all Internet links on our website to Invicta Group and its subsidiaries that offered air line tickets, hotels and tours. We may add another supplier in the future, but the objective is to provide more content to our website versus generating a little more revenue. The commissions received for booking hotels and airline tickets are very small and not projected in our business plan, nor will their loss have any material impact on our business.

Director Independence

One of our directors is deemed to be independent, Bob Kuechenberg

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is filing this registration statement and the accompanying financial statements in order to become a fully reporting company and obtain a listing on the OTC Bulletin Board.

Sporadic Public Market for Common Stock

Our common stock currently does not trade; there is no public trading market for our common stock. You might have difficulty selling it for more than the $0.25 purchase price pursuant to this prospectus.

Options, Warrants and Convertible Securities

As of the date of this registration statement, there are no issued and outstanding options or warrants.

Registration Rights

There are no registration rights. This registration statement registers 6,000,000 shares to Selling Stockholders and 12,000,000 to Investors total issued shares will be 41,350,000 shares of common stock.

Dividends

 As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Any future determination to declare and pay dividends will be made by our Board of Directors in light of our earnings, financial position, capital requirements and other factors that our Board of Directors deems relevant.

                               Penny Stock Rules

The term "penny stock" generally refers to low-priced (below $5.00), speculative securities of very small companies. While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. In addition, penny stocks include the securities of certain private companies with no active trading market. Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The firm must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer's account. Penny stocks may trade infrequently, which means that it may be difficult to sell penny stock shares once you own them. Because it may be difficult to find quotations for certain penny stocks, they may be impossible to accurately price. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

Stock Transfer Agent

                Our stock transfer agent for our securities is Holladay Stock Transfer, Inc. Their address is 2939 N 67th Place, Scottsdale, Arizona 85251, and their telephone number is (480-481-3940).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

AND FINANCIAL DISCLOSURE

Baum and Company, P.C.

On July 15, 2008, the Company dismissed Baum and Company P.C. ("Baum") as its registered independent public accountants. Baum had previously been engaged as the independent accountants to audit Casino Players Inc.'s financial statements for the fiscal years ended December 31, 2005 and 2006 and to report thereon, and to review the Company's unaudited quarterly financial statements. The reason for the dismissal of Baum is that such reports were not done on a timely basis. The Board of Directors of Casino Players, Inc. deemed it practical that new registered independent public accountants be engaged going forward.

	During the past two years ended December 31, 2005 and December 31, 2006 there were no disagreements with Baum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Baum's satisfaction, would have caused Baum to make reference to the subject matter in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.
During the fiscal years ended December 31, 2005 and 2006 audited by Baum, Baum expressed its doubt as to the Company's ability to continue as a going concern due to the fact that the Company did not have any sufficient revenues fund its operations. Baum's reports on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Baum with a copy of the foregoing disclosures and requested Baum to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the firm agrees with the statements made in this Form S-1 and, if not, stating the respects in which the firm does not agree, as an exhibit within two business days of its receipt or 10 business day after filing this Form S-1, stating whether it agrees with the above statements. At the time of this filing, Baum has not provided the Company with such letter. The Company has requested Baum to provide the letter as promptly as possible so that the Company can file the letter with the Commission within ten business days after the filing of this registration statement.

Lawrence Scharfman CPA, PA

On July 15, 2008, the Company engaged Lawrence Scharfman CPA, PA (Scharfman) as its new registered independent public accountants. The appointment of Scharfman was approved by our board of directors on July 15, 2008. Scharfman was hired to re-audit the Company's financial statements for the fiscal year ended December 31, 2006 and audit 2007 and 2008 and to issue a report thereon, and to review the Company's unaudited quarterly financial statements. The Company did not consult Scharfman regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

From the date of the Company's inception until July 15, 2008, neither the Company nor anyone on its behalf consulted Scharfman regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Scharfman was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

	During the past two years ended December 31, 2007 and December 31, 2008, there were no disagreements with Scharfman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Scharfman's satisfaction, would have caused Baum to make reference to the subject matter in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K. During the fiscal years ended December 31, 2007 and 2008 audited by Scharfman, Scharfman expressed its doubt as to the Company's ability to continue as a going concern due to the fact that the Company did not have any sufficient revenues fund its operations. Scharfman's reports on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Scharfman with a copy of the foregoing disclosures and requested Scharfman to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the firm agrees with the statements made in this Form S-1 and, if not, stating the respects in which the firm does not agree, as an exhibit within two business days of its receipt or 10 business day after filing this Form S-1, stating whether it agrees with the above statements. At the time of this filing, Scharfman has not provided the Company with such letter. The Company has requested Scharfman to provide the letter as promptly as possible so that the Company can file the letter with the Commission within ten business days after the filing of this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended, under which we are required to file annual and periodic reports with the Securities and Exchange Commission. We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules as well as our reports filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

Our website: www.CasinoRatedPlayers.com. The contents of our website are not incorporated by reference herein.

You may also request a copy of our filings at no cost by writing or telephoning William Forhan at:

2400 N. Commerce Parkway. # 105, Weston, Florida 33326; Telephone No. (954) 684-8288.

                             FINANCIAL INFORMATION

Item:								Page No.:

Audited Financial Statements for Fiscal Years Ended
December 31, 2008 and December 31, 2007

  Auditors Report						F-2

  Balance Sheet							F-3

  Statement of Operations					F-4

  Statement of Stockholders' Equity				F-5

  Statement of Cash Flows					F-6

  Notes								F-7

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Casino Players, Inc.
Weston, FL

We have audited the accompanying consolidated balance sheet of Casino Players, Inc. as of December 31, 2007 and 2008 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

	We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the 2007 and 2008 financial statements referred to above present fairly, in all material respects, the financial position of Casino Players, Inc. as of December 31, 2007 and 2008, and the results of their operations and their cash flows for the years then ended , in conformity with accounting principles generally accepted in the United States of America.

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of approximately $751,000 for the period since inception July 20, 2005 to December 31, 2008. The future of the company is dependent on its ability to obtain funding. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lawrence Scharfman
Lawrence Scharfman CPA, PA
Certified Public Accountant
9608 Honeybell Cir
Boynton Beach, Florida 33437-5472
Palm Beach County

Dated: February 12, 2009

                             CASINO PLAYERS, INC.
                                BALANCE SHEETS
                          December 31, 2008 and 2007

                                   ASSETS

							2008		2007
							--------------- ---------------
Current assets:
  Cash and cash equivalents				$263		$138
							--------------- ---------------
    Total current assets				263		138
							--------------- ---------------
Property and equipment, net of accumulated depreciation
 of $4,000 and $2,500, respectively			6,644		8,144

Other assets:
  Security deposits					-		4,367
							--------------- ---------------
							$6,907		$12,649
							=============== ===============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses			$31,681		$19,840
  Loans from shareholders				23,221		8,456
  Accrued compensation					399,900		399,900
							--------------- ---------------
    Total current liabilities				454,802		428,196
							--------------- ---------------
Stockholders' equity (deficit)
  Preferred stock, $.0001 par value, 20,000,000 shares
   authorized and -0- shares outstanding		-		-
  Common stock, $.0001 par value, 200,000,000
   shares authorized, 29,350,000 and 29,300,000
   shares issued and outstanding, respectively		2,935		2,930
  Additional paid-in capital				292,565		290,070
  Accumulated deficit					(743,396)	(708,547)
							--------------- ---------------
    Total stockholders' equity (deficit)		(447,896)	(415,547)
							--------------- ---------------
    Total liabilities and stockholders'
     equity (deficit)					$6,907		$12,649
							=============== ===============

             See accompanying notes to these financial statements

                             CASINO PLAYERS, INC.
                           STATEMENTS OF OPERATIONS
                 For the year ended December 31, 2008 and 2007

							2008		2007
							--------------- ---------------

Sales and commissions earned				$4,200		$81,431

Cost of sales						-		65,271
							--------------- ---------------
Gross margin						4,200		16,159

Operating expenses					39,049		159,156
							--------------- ---------------
Income (loss) from operations				(34,849)	(142,997)

Other income (expense)
  Interest expense					-		(29)
							--------------- ---------------
Net (loss) before provision for income taxes		(34,849)	(143,026)

Provision for income taxes				-		-
							--------------- ---------------
Net (loss)						$(34,849)	$(143,026)
							=============== ===============
Basic and diluted loss per common share			$(0.00)		$(0.00)
							=============== ===============
Weighted average common shares outstanding		29,345,205	29,300,000
							=============== ===============

             See accompanying notes to these financial statements

                              CASINO PLAYERS, INC
                       STATEMENTS OF STOCKHOLDERS EQUITY
                For the years ended December 31, 2008 and 2007

						Common Stock		Additional		Accumulated
					-------------------------------
					Shares		Amount		Paid -In Capital	Deficit		Total

					--------------- --------------- --------------- 	--------------- ---------------
Balance December 31, 2006		29,300,000	$2,930		$290,070		$(565,521)	$(272,521)

Net loss											(143,026)	(143,026)
					--------------- --------------- --------------- 	--------------- ---------------

Balance December 31, 2007		29,300,000	2,930		290,070			(708,547)	(415,547)

Stock issued to director		50,000		5		2,495					2,500

Net loss											(34,849)	(34,849)
					--------------- --------------- --------------- 	--------------- ---------------
Balance December 31, 2008		29,350,000	$2,935		$292,565		$(743,396)	$(447,896)
					=============== =============== =============== 	=============== ===============

             See accompanying notes to these financial statements

                             CASINO PLAYERS, INC.
                           STATEMENTS OF CASH FLOWS
                 For the year ended December 31, 2008 and 2007

							2008		2007
							--------------- ---------------

Cash flows from operating activities:
  Net income (loss)					$(34,849)	$(143,026)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation					1,500		1,500
    Stock issued for services				2,500		-
    Changes in assets and liabilities:
      Decrease in other assets				4,367		-
      Increase in accounts payable and accrued expenses	11,841		16,299
      Increase in due from shareholder			14,765		2,512
      Increase (decrease) in deferred revenue		-		(17,336)
      Increase in accrued compensation			-		162,900
							--------------- ---------------
Cash flows provided from operating activities		124		22,849
							--------------- ---------------

Cash flows provided from financing activities:
  Proceeds from notes payable				-		(29,328)
  Payments of notes payable				-		(7,525)
							--------------- ---------------
Cash flows provided from financing activities		-		(36,853)
							--------------- ---------------

Net change in cash and cash equivalents			124		(14,004)

Cash and cash equivalents, beginning of period		138		14,142
							--------------- ---------------
Cash and cash equivalents, end of period		$262		$138
							=============== ===============
Supplemental disclosure:
  Interest  paid					$-		$-
							=============== ===============
  Taxes paid						$-		$-
							=============== ===============

             See accompanying notes to these financial statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization

Casino Players, Inc. was organized July 19, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting

The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Fixed assets

Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:

	Furniture		7 years
	Office equipment	5 years

Income taxes

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

Earnings per Share

Basic earnings per share is computed based on the weighted average number of shares outstanding during the period. Diluted earnings per share is computed using the weighted average common shares and all potentially dilutive common shares outstanding during the period.

Advertising Costs

Advertising costs generally will be charged to operations in the year incurred. Advertising cost totaled $0 and $0 for the years ended December 31, 2008 and 2007, respectively.

Intangible and Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collect ability is reasonably assured.

Basic and Diluted Net Loss Per Share

The Company computed basic and diluted loss per share amounts for December 31, 2007 and 2008 pursuant to the SFAS No. 128, "Earnings per Share." Basic earnings per share are computed by dividing net income or loss by the weighted average number of common shares outstanding during the year. The assumed effects of the exercise of outstanding stock options, warrants, and conversion of notes were anti-dilutive and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Common Stock Purchase Warrants

The Company accounts for common stock purchase warrants in accordance with the provisions of Emerging Issues Task Force Issue ("EITF") issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"). Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or (ii) gives the company a choice of net cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the company), or (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Reclassification

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

NOTE 2: GOING CONCERN

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of approximately $743,396 since inception. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its S-1 with the Securities and Exchange Commission.

Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations. If the Company is unable to raise the necessary working capital though the equity funding it will be forced to continue relying on cash from operations and loans from related parties to satisfy its working capital needs. There can be no assurance that the company will be able rely on these sources to maintain its operations.

NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board ("FASB") has recently issued several new accounting pronouncements which may apply to the company.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active." This FSP clarifies the application of SFAS No. 157, "Fair Value Measurements," in a market that is not active. The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The impact of adoption was not material to the Company's consolidated financial condition or results of operations.

Issuer's Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement

In September 2008, the FASB issued EITF Issue No. 08-5 ("EITF No. 08-5"), "Issuer's Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement." This FSP determines an issuer's unit of accounting for a liability issued with an inseparable third-party credit enhancement when it is measured or disclosed at fair value on a recurring basis. FSP EITF No. 08-5 is effective on a prospective basis in the first reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of FSP EITF No. 08-5 on its consolidated financial position and results of operations.

Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161

In September 2008, the FASB issued FSP FAS No. 133-1, "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161." This FSP amends FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument. The FSP also amends FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," to require and additional disclosure about the current status of the payment/performance risk of a guarantee. Finally, this FSP clarifies the Board's intent about the effective date of FASB Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities." FSP FAS No. 133-1 is effective for fiscal years ending after November 15, 2008. The Company is currently assessing the impact of FSP FAS No. 133-1 on its consolidated financial position and results of operations.

Endowments of Not-for-Profit Organizations: Net Asset Classification of Funds Subject to an Enacted Version of the Uniform Prudent Management of Institutional Funds Act, and Enhanced Disclosures for all Endowment Funds

In August 2008, the FASB issued FSP FAS No. 117-1, "Endowments of Not-for-Profit Organizations: Net Asset Classification of Funds Subject to an Enacted Version of the Uniform Prudent Management of Institutional Funds Act ("UPMIFA"), and Enhanced Disclosures for all Endowment Funds." The intent of this FSP is to provide guidance on the net asset classification of donor-restricted endowment funds. The FSP also improves disclosures about an organization's endowment funds, both donor-restricted and board-designated, whether or not the organization is subject to the UPMIFA. FSP FAS No. 117-1 is effective for fiscal years ending after December 31, 2008. Earlier application is permitted provided that annual financial statements for that fiscal year have not been previously issued. The Company is currently assessing the impact for FSP FAS No. 117-1 on its consolidated financial position and results of operations.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued EITF Issue No. 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." EITF No. 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The EITF 03-6-1 affects entities that accrue dividends on share-based payment awards during the awards' service period when the dividends do not need to be returned if the employees forfeit the award. EITF03-6-1 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 03-6-1 on its consolidated financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock." EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60". This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS No. 163 also clarifies how SFAS No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities to increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise's risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") Opinion No. 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, "Determination of the Useful Life of Intangible Assets", which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 "Goodwill and Other Intangible Assets". The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) "Business Combinations" and other U.S. generally accepted accounting principles. The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, "Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133." This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company's consolidated financial statements.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, "Effective Date of FASB Statement No. 157". This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company's consolidated financial condition or results of operations.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) "Business Combinations." This Statement replaces the original SFAS No. 141. This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a. Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b. Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c. Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51." This Statement amends the original Accounting Review Board (ARB) No. 51 "Consolidated Financial Statements" to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.

It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of SFAS No. 115," which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4: INCOME TAXES

The provisions for income taxes for the years ended December 31, 2008 and 2007 consisted of the following:

								2008		2007

Provisions for income taxes at statutory federal rate		$5,000 		$55,700
Valuation allowance	 					(5,000)		(55,700)
Net income tax provision     					$-0-		$-0-

The reported income tax at the statutory rate			34%		34%
State rate, net of federal income tax				5%		5%
Valuation allowance						-39%		-39%
Effective income tax rate					0%		0%

Due to the uncertainty of realization, no tax benefit has been recognized for the current period's operating loss. The future tax benefits may be carried forward up to 15 years against taxable income.

NOTE 5: STOCK BASED COMPENSATION

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. As a non-public company we are currently permitted under SFAS 123(R) to measure stock based compensation liabilities using the intrinsic value method. Upon consummation of the Company's planed public offering we will be required to convert our valuation methodology to the fair value based measurement method under SFAS 123(R). We currently have not issued any stock options or stock based compensation to employees.

NOTE 6: LEASES

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale, Florida. On 8/15/08 the company negotiated a Surrender Agreement to cancel office lease early with a personal guarantee from William Forhan of $20,000 due to land lord, payment started 9/1/08 for $6,000 and monthly payments of $1,000 per month are due with final payment on November 1, 2009.

                       [OUTSIDE BACK COVER OF PROSPECTUS]
                    ________________________________________

                              CASINO PLAYERS, INC.

                       18,000,000 Shares of Common Stock
                               $0.25 per Share

                              TABLE OF CONTENTS


 									 Page

SUMMARY.....................................................................4

RISK FACTORS................................................................9

DESCRIPTION OF BUSINESS....................................................14

DESCRIPTION OF PROPERTIES..................................................19

LEGAL PROCEEDINGS..........................................................20

USE OF PROCEEDS............................................................20

DETERMINATION OF OFFERING PRICE............................................22

DILUTION...................................................................22

DIVIDENDS..................................................................23

SELLING STOCKHOLDERS.......................................................23

SELLING STOCKHOLDER TABLE..................................................24

PLAN OF DISTRIBUTION.......................................................25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............29

EXECUTIVE COMPENSATION.....................................................32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............33

DESCRIPTION OF SECURITIES..................................................34

INTEREST OF NAMED EXPERTS AND COUNSEL......................................36

EXPERTS....................................................................37

DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES................................................................37

ORGANIZATION WITHIN LAST FIVE YEARS........................................37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATION& PLAN OF OPERATIONS...........................................38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................46

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE.....48

WHERE YOU CAN FIND MORE INFORMATION........................................48

FINANCIAL INFORMATION.....................................................F-1

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

	SEC Registration Fee				$500
	Printing Expenses				500
	Accounting/administrative Fees and Expenses	2,000
	Blue Sky Fees/Expenses				5,000
	Legal Fees/ Expenses				25,000
	Escrow fees/Expenses				1,000
	Transfer Agent Fees				5,000
	Miscellaneous Expenses				11,000

	________________________________________

	TOTAL						$50,000

(1)	All amounts are estimates, other than SEC's registration fees.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Article II of our Articles of Incorporation and Article VII of our By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

                During the past three years, we sold the following securities without registration:

a)	In July 2005, the Company issued 9,000,000 million common shares, valued at $90,000 to Fahoome for service on the Board of Directors and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and

Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

b)	In July 2005, the Company issued 9,000,000 million common shares, valued at $90,000 to William Forhan for service on the Board of Directors and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

c)	On November 29, 2005, the Company issued 200,000 common shares, valued at $2,000 to David Dreslin for business consulting services. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

d)	On November 19, 2005, the Company issued 4,000,000 common shares, valued at $40,000 to Invicta Group, Inc. for purchase of assets, including "Casino Rated Players" name and trademark, web site, and marketing materials and customer list. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

e)	On November 29, 2005, the Company issued 2,000,000 common shares, valued at $20,000 to David Scott, for consulting services relating to Internet marketing strategies. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

f)	On November 29, 2005, the Company issued 2,900,000 common shares valued at $29,000 to iVest Investments, LLC, a Colorado limited liability company, for business consulting services. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering. In May, 2007, the Company terminated its agreement with iVest and an executive stop was ordered by the Board of Directors of the Company to the Transfer Agent to halt the transfer of all but 1,000,000 shares, for services rendered, valued at $10,000 at $.01/share to iVest.

g)	On November 29, 2005, the Company issued 2,200,000 common shares, valued at $22,000 to Double Diamond Investments, Inc., a Nevada corporation, for business consulting services performed pursuant to an agreement with a related company, Big Apple Consulting, U.S.A., Inc., to individuals for service on the Board of Directors, medical consulting, investor relations and employee compensation. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

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h)	On May 30, 2007, the Company issued 1,900,000 common shares, valued at
$19,000 to The Scott Law Firm, P.A., a Florida professional association, for legal services rendered. The Company relied on the exemption from the registration requirements of the Securities Act provided in Section 4(2) and Rule 506 promulgated thereunder, based on its belief that the offer and sale of the shares did not involve a public offering, as all of the purchasers were ''accredited'' investors and no general solicitation was involved in the offering.

ITEM 27.       EXHIBITS.

Exhibit	Description

3.1	State of Nevada Corporate Charter, Casino Players, Inc. dated July 19,
2005 (incorporated by reference to Exhibit 3.1 to the Company's SB-2, filed on October 27, 2006).

3.2	State of Nevada Certified Articles of Incorporation, Casino Players,
Inc. July 19, 2005 (incorporated by reference to Exhibit 3.2 to the Company's SB-2, filed on October 27, 2006).

3.3	Corporate Bylaws, Casino Players, Inc. dated October 10, 2005
(incorporated by reference to Exhibit 3.3 to the Company's SB-2, filed on October 27, 2006).

3.4	State of Nevada Corporate Charter, Casino Rated Players, Inc. dated July
13, 2004 (incorporated by reference to Exhibit 3.4 to the Company's SB-2, filed on October 27, 2006).

3.5	State of Nevada Articles of Incorporation, Casino Rated Players, Inc.
dated July 13, 2004 (incorporated by reference to Exhibit 3.5 to the Company's SB-2, filed on October 27, 2006).

4.1	Form of Specimen Stock Certificate

5.1	Opinion of The Sourlis Law Firm

10.1	Employment Agreement, dated July 23, 2002, between Casino Rated Players,
Inc. and William Forhan (incorporated by reference to Exhibit 10.1 to the Company's SB-2, filed on October 27, 2006).

10.1.1	Employment Agreement, dated August 1, 2004, between Casino Rated
Players, Inc. and Joseph Fahoome.

10.2	Gaming Licenses for William Forhan and Joseph Fahoome (incorporated by reference to Exhibit 10.2 to the Company's SB-2, filed on October 27, 2006).

10.3	Office Lease Agreement dated September 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company's SB-2, filed on October 27, 2006).

10.4	Purchase Agreement between Casino Players, Inc. and Invicta Group, Inc.
dated September 30, 2005 (incorporated by reference to Exhibit 10.4 to the Company's SB-2, filed on October 27, 2006).

10.5	Consulting Agreement with Big Apple Consulting U.S.A., Inc.
(incorporated by reference to Exhibit 4. 1 to Amendment No. 3 to the Company's SB-2, filed on October 29, 2007).

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23.1	Consent of Lawrence Scharfman, CPA, PA.

23.3	Consent of The Sourlis Law Firm (contained in Exhibit 5.1 filed herewith).

ITEM 17.  UNDERTAKINGS

a.	Rule 415 Offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

The undersigned registrant hereby undertakes:

 	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 		i.	To include any prospectus required by section 10(a)(3) of
the Securities Act of 1933;

 		ii.	To reflect in the prospectus any facts or events arising
after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

 		iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 		Provided however, that:

 			A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do
not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

 			B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of
this section do not apply if the registration statement is on Form S-3 or Form
F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the
Commission by the Company pursuant to section 13 or section 15(d) of the
Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 	2.	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,

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and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 	3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 	4.	If the Company is a foreign private issuer, to file a post-
effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Company includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

 	5.	That, for the purpose of determining liability under the
Securities Act of 1933 to any purchaser:

 		i.	If the Company is relying on Rule 430B (Section 230.430B of
this chapter):

 			A.	Each prospectus filed by the Company pursuant to Rule
424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 			B.	Each prospectus required to be filed pursuant to Rule
424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
(vii), or (x) for the purpose of providing the information required by section
10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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 		ii.	If the Company is subject to Rule 430C, each prospectus
filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 	6.	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 		i.	Any preliminary prospectus or prospectus of the undersigned
registrant relating to the offering required to be filed pursuant to Rule 424;

 		ii.	Any free writing prospectus relating to the offering
prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 		iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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                                  SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Weston, state of Florida, on April 9, 2009.

				CASINO PLAYERS, INC.

			BY: 	/s/ William G. Forhan
				William G. Forhan, CEO, CFO, and Chairman
 				(Principal Executive Officer)
 				(Principal Financial and Accounting Officer)

 	KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William G. Forhan, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 	In accordance with the requirements of the Securities Act of 1933, this amended and restated Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title						Date


/s/ William G. Forhan	CEO, CFO, and Chairman				April 9, 2009
William G. Forhan	(Principal Executive Officer)
			(Principal Financial and Accounting Officer)


/s/ Joseph Fahoome
Joseph Fahoome		Director					April 9, 2009


/s/ Robert Kuechenberg
Robert Kuechenberg	Director					April 9, 2009

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